Exhibit 1.01

Conflict Minerals Report
1.Overview
This Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2025. The Company is an energy technology company that provides solutions for energy and industrial customers worldwide.
The Company’s supply chain is both global and complex, and there are multiple tiers of suppliers between the Company and the original sources of minerals used in the Company’s products. Therefore, the Company relied on its direct suppliers to provide information about the origin of conflict minerals in the raw materials and components it purchased for use in the manufacture of, or contracts to manufacture, products that the Company offers for sale.
The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each a “forward-looking statement”). All statements, other than historical facts, including statements regarding the presentation of the Company’s operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts. The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” “seek,” “estimate,” “overestimate,” “underestimate,” “continue,” “target,” “goal,” or other similar words or expressions, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: https://investors.bakerhughes.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: https://www.sec.gov. Any forward-looking statements speak only as of the date of the Report. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Information contained on, or that can be accessed through, our website is not incorporated by reference into the Report, and you should not consider information on our website to be part of the Report.
2.Reasonable Country of Origin Inquiry (RCOI)
Conflict minerals are defined as cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, "conflict minerals” or “3TGs” as defined in the Organization for Economic Cooperation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “OECD Guidance”)).
In accordance with Rule 13p-1, the Company undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products the Company manufactured or contracted to manufacture during the reporting period. The Company undertook the following as part of that inquiry:

•utilized the Company’s existing mechanisms for reporting conflict minerals concerns, allowing contact by email and an online tool for both the public and internal reporters;
•identified those products we manufactured or contracted to manufacture that we reasonably believed contained one or more conflict minerals, by eliminating those product categories that were not subject to Rule 13p-1, including tool rentals, tools used in performance of our services, chemicals, and fluids;
•identified direct suppliers – those providing materials and components incorporated in the manufacturing process – of the pertinent products identified in the step above;
•using lessons learned during previous reporting periods, we prioritized our diligence efforts to identify higher risk suppliers potentially providing relevant raw materials or components by eliminating suppliers of material categories not likely to contain 3TGs, including sand, cement, and polymers;
•further enhanced our diligence efforts by reaching out directly to non-responding suppliers, involving internal stakeholders more in the communication to meaningfully engage with suppliers;
•identified 548 suppliers that provided the materials or components specifically identified as potentially containing 3TGs in the previous steps;
•engaged the services of a third-party conflict minerals service provider to create and maintain a supplier engagement portal;
•received completed questionnaires from 391 of the identified suppliers contacted by our third-party conflict minerals service provider;
•contacted the identified suppliers via the third-party conflict minerals service provider’s technology platform;
•informed relevant suppliers of the Company’s expectations regarding compliance with the Company’s supplier conflict minerals policy and due diligence processes, as well as responses to the Company’s requests for information in line with contractual obligations placed on suppliers under our Baker Hughes Standard Terms;
•requested confirmation from these suppliers of the presence of any conflict mineral in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;
•requested these suppliers to in turn require their downstream suppliers that provided them with materials or components utilized in the manufacture of our products to comply with the Company’s conflict minerals requirements;
•requested that these suppliers develop a policy and management system covering conflict minerals and require their downstream suppliers to adopt similar policies and systems;
•informed these suppliers of the informational and instructional materials available on our third-party conflict minerals service provider’s Conflict Minerals Resource Center web page, the Conflict Minerals Reporting Template (“CMRT”) questionnaire, and due diligence guidelines;
•established a deadline of April 24, 2026, to provide the requested conflict minerals information and documentation;
•engaged the Company’s third-party service provider to follow up with unresponsive suppliers with up to three email messages, a telephone campaign and directly contacting individuals known to the Company’s sourcing team at each such supplier;
•reviewed the responses compiled for each responding supplier to determine the existence of a conflict minerals policy, due diligence process, and pass-through requirements for successive supplier tiers;
•reviewed the responses compiled for each responding supplier to determine which smelters or refiners (“SORs”) were the source of necessary conflict minerals contained in the raw materials or components supplied to the Company; and
•considered whether to withhold payment where a response to our annual request for suppliers to: (i) complete the questionnaire to confirm compliance and (ii) determine the presence and source of pertinent conflict minerals in materials furnished to us, had not been completed within 90 days of the request being made;
•identified 36 SORs that pose a high risk of obtaining 3TGs from non-conformant sources, and determined that 15 of these 36 are obtaining 3TGs from non-conformant sources in the Covered Countries (as defined below).

The Company’s responding relevant suppliers identified 341 verified SORs believed to be the source of necessary conflict minerals contained in the raw materials or components supplied to the Company.
As a result of the reasonable country of origin inquiry described above, the Company has reason to believe that certain of the necessary conflict minerals that may be contained in the relevant products may have originated in the DRC or one of its nine adjoining countries (the “Covered Countries”). The Company therefore conducted further due diligence on the source and chain of custody of the necessary conflict minerals that may be contained in the relevant products. The due diligence undertaken is more fully described below.
3.Design of Due Diligence
The Company’s due diligence was designed in conformance with an internationally recognized due diligence framework: the OECD Guidance. OECD Step 1 is discussed above, under the heading “Reasonable Country of Origin Inquiry” and Steps 2 – 5 are described below in the subheadings under “Due Diligence Measures Performed.”
4.Due Diligence Measures Performed
4.1    Establish Strong Company Management Systems
The Company:
•promoted awareness of conflict minerals and human rights within our sourcing team and supply chain;
•required suppliers to sign and acknowledge the integrity letter;
•issued and disclosed our conflict minerals policy statement on our public website available at https://www.bakerhughes.com/conflict-minerals;
•integrated conflict minerals reporting requirements in our suppliers’ contractual obligations through our Baker Hughes Standard Terms;
•reported due diligence metrics and campaign status to senior management;
•regularly communicated with our supplier base through various channels – e.g. supplier conferences, seminars, newsletters, onsite training, etc.;
•audited suppliers on sustainability matters, including on the subject of conflict minerals, through either desktop or in-person visits depending on travel availability and health and safety risks;
•utilized a third-party provider’s platform to provide online and webinar training opportunities to suppliers;
•established a company-level grievance mechanism through which employees and third parties may report concerns about policy violations, including relating to conflict minerals and human rights; and
•actively participated in Responsible Minerals Initiative (RMI) working groups for better visibility on regulatory requirements and to align with industry best practice.
4.2    Identify and Assess Risks in the Supply Chain
The Company:
•identified in-scope suppliers, which are tier 1 suppliers that supply products to Baker Hughes that may contain 3TG;
•validated supplier data to confirm accuracy of vendor information;
•followed up with non-responsive suppliers to request their responses;
•established deadlines for suppliers to submit CMRT questionnaires and engaged our sourcing team to leverage our purchasing order power;
•used our third-party service provider to evaluate supplier CMRT questionnaires for gaps and consistency; and
•required our third-party service provider to conduct analysis and compare the SORs identified by the supply chain with the RMI’s Responsible Minerals Assurance Process (RMAP) audit standard and verify which SORs are conformant.

4.3    Design and Implement a Strategy to Respond to Identified Risks
The Company’s third-party service provider undertook the following measures during due diligence on the source and chain of custody of the conflict minerals:
•independently verified all SOR information submitted by suppliers in their CMRT questionnaires, checking against the third-party conflict minerals service provider’s independent smelter research, including:
omerged duplicate submissions following verification of overlapping company information;
oeliminated submissions with non-legible characters and obvious misspellings;
ovalidated named entities as actual SORs; and
oconfirmed that each facility is a legitimate SOR of 3TGs.
•gathered information on legitimate SORs from SOR databases of several sources including, without limitation, the third-party service provider’s independent research, RMI, London Bullion Market Association (“LBMA”), the Dubai Multi Commodities Centre (“DMCC”), the Responsible Jewellery Council (“RJC”), the US Department of Commerce (“DoC”), and the US Geological Survey (“USGS”) (collectively, the “Third-Party Databases”);
•if a supplier did not provide a proper identification number issued by a validating entity, such as RMI or LBMA, we requested the supplier to provide the following information:
othe metal processed by the facility;
othe city, province/state and country where the facility is located;
othe name and email address for the designated contact at the facility;
othe recycled and scrap status of metals, minerals or ores processed by the facility;
oif the facility sources all of its metals, minerals or ores solely from recycled or scrap materials, the country of origin of those materials; and
oif the facility does not source all materials solely from recycled or scrap providers, the location of mines from which the facility sources its metals, minerals or ores.
•labeled as “Valid” those SOR submissions from suppliers that matched the Third-Party Databases of legitimate SORs and performed additional verification:
oinquired whether the SOR has been audited by any recognized certification entities, such as RMI, LBMA, DMCC, or RJC and, if not, whether they underwent or plan to undergo another form of independent audit; and
othose SORs that have not undergone a certification audit were asked if they plan to undertake a certification process in the future.
•labeled as “Invalid” those SORs submitted by a supplier that matched the Third-Party Databases list of facilities known not to be a legitimate facility, or a common erroneous or inoperative name;
•labeled as “Undetermined” those SORs submitted by a supplier that did not match either the legitimate or non-legitimate lists in the Third-Party Databases;
•identified suppliers that submitted SOR names determined to be Invalid or Undetermined for future contact to correct or amend the pertinent information;
•for each Valid SOR, the Company’s third-party service provider assigned a risk rating of low, medium or high, based on the following factors:
owhether the facility has or has not already successfully undergone a certification audit by a recognized entity;
owhether the facility is registered with a certification body and, if so, is progressing toward completing an audit process by that body; and
owhether the facility is proximate to, conducts conflict mineral transactions with entities within, or transports materials through any of the following:
a Level 1 country, with known active ore production and not identified as either conflict regions or plausible countries engaged in smuggling materials containing conflict minerals;

a Level 2 country, known to or plausibly believed to be engaged in smuggling, export out of a Level 3 country, or as a transit for materials containing conflict minerals; or
a Level 3 country, the DRC or one of its nine adjoining countries, Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively referred to as “covered countries” in Section 1502 of the Dodd-Frank Act;
•for each supplier, calculated a cumulative SOR risk, either low, medium, or high, summarizing the risk that the supplier poses to the Company’s supply chain, based on the chances that the supplier furnishes 3TGs that may originate from non-conformant sources:
oobtained the value of the cumulative SOR risk for each supplier by collecting the risk ratings of all SORs associated with the supplier;
ofor each supplier, assigned the overall risk rating equal to the risk rating level with the most SORs at that level;
•joined a third-party smelter outreach program to increase number of conformant SORs and further mitigate risk;
•responded to customer’s inquiries on conflict minerals or smelter-related information;
•audited suppliers in high-risk countries on human rights, conflict minerals, and other compliance aspects, through either desktop and in-person visits depending on travel availability and health and safety risks;
•monitored and tracked revealed findings in our automated tracking system; and
•encouraged suppliers to join the training platform provided by a third-party to better understand our conflict minerals program.
4.4    Carry out Independent Third-Party Audit of Smelter and Refiner Due Diligence Practices
•As a downstream participant in the supply chain, we do not have direct relationships with SORs, nor doe we perform audits on SORs. We have retained member status of RMI, and use the RMAP and Cross-Recognition Program to verify certain information gathered from our first-tier suppliers.
4.5 Report Annually on Supply Chain Due Diligence
•report annually on supply chain due diligence by filing with the SEC a Form SD; and
•make current and historical reports available along with the Baker Hughes Conflict Minerals Policy Statement on our public website available at https://www.bakerhughes.com/conflict-minerals.
5.Results of Due Diligence Undertaken and Processing Facilities
Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine the country of origin of the conflict minerals in each of our relevant products, or whether the conflict minerals in each of our products were from recycled or scrap sources. Paragraph 6 below lists the countries of origin, by pertinent mineral, from which the conflict minerals in the relevant products may be sourced based on the information provided by our suppliers that we were able to confirm. However, our suppliers reported to us at a company-level, rather than a product level, and so this list may be over-inclusive.
Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of the Company’s relevant products. Schedule 1 below lists the processing facilities for which the Company has been able to confirm the information provided by our suppliers, including those that source conflict minerals from the Covered Countries. However, our suppliers reported to us at a company-level, rather than a product level, and so this list may be over-inclusive.

2025 Results
The graphs below show the number of SORs in our supply chain that: (i) have participated in the RMAP (Conformant); (ii) have committed to undergo RMAP assessment (Active); and (iii) are not participating in the RMAP audit program or a cross-recognized LBMA or RJC audit protocol (Not Active).

6.Country of Origin of the 3TGs in the Company’s Products
Based on country of origin information provided by the RMI for RMAP conformant processing facilities, country of origins of the 3TG in Baker Hughes products may include the countries listed below. Countries that do not contain physical mine locations have been included as they can be a source of recycled/scrap materials.

Andorra
Australia
Austria
Belgium
Bolivia, Plurinational State of
Brazil
Canada
Chile
China
Colombia
Congo, Democratic Republic of The
Czechia
Estonia
Finland
France
Georgia
Germany
Ghana
India
Indonesia
Italy
Japan
Kazakhstan
Korea, Republic of
Kyrgyzstan
Lithuania
Malaysia
Mexico
Netherlands
New Zealand
Norway
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Singapore
South Africa
Spain
Sweden

Switzerland
Taiwan, Province of China
Tanzania, United Republic of
Thailand
Turkey
Uganda
United Arab Emirates
United States of America
Uzbekistan
Viet Nam
Zimbabwe

7.Risk Mitigation
With respect to those products the Company manufactures or contracts to be manufactured for sale that contain necessary conflict minerals, the Company plans to undertake the following steps to mitigate the risk that our necessary conflict minerals could unintentionally benefit armed groups:
•continue to consolidate the supplier base to fewer suppliers, ultimately decreasing the number of suppliers who pose a high risk of using conflict minerals or are located in high-risk regions;
•improve processes to identify the presence of necessary conflict minerals in products we manufacture or contract to be manufactured and offer for sale by:
ocontinuing communication with suppliers and internal stakeholders and spreading best practices learned during the execution of the 3TG due diligence process in 2025 and continuing to raise overall awareness within our supply chain;
ocontinuing the identification of and communication with smelters and refiners in Baker Hughes’ supply chain, both directly and indirectly through Baker Hughes’ relevant suppliers, in order to continue to encourage the smelters and refiners to participate in the RMAP;
ocontinuing to participate in industry initiatives encouraging responsible supply chains; and
oas new relevant suppliers are added to the Baker Hughes’ supply chain, working with these suppliers to help ensure that they understand our compliance requirements, the requirements of the Conflict Minerals Rule and the OECD Guidance;
•continue to assess the presence of necessary conflict minerals in our relevant supply chains;
•continue to perform due diligence on the necessary conflict minerals supplied to us to determine their origin;
•continue to clearly communicate to suppliers our expectations regarding compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices, and consider use of relevant contractual enforcement rights;
•engage with suppliers identified as sourcing from high-risk SORs, including those not enrolled in or compliant with a verification program, to encourage them to source from conformant SORs or mines and obtain from their applicable SORs or mines conformant designations from recognized certification programs;
•continue to engage with suppliers that did not respond to our request for conflict minerals information for the reporting period 2025, ultimately seeking to engage as many of those suppliers as possible during the reporting year 2026, engage with all high cumulative risk suppliers to further their understanding of their risk level and the future implications their risk level could have under the Company’s conflict minerals program and request that:
osuppliers potentially sourcing from high-risk and non-conformant SORs, verify actual relevant mineral sources;
osuppliers actually sourcing from high-risk and non-conformant SORs, work toward sourcing from alternative sources;
osuppliers with weak conflict minerals programs, utilize and review the provided information, education and training to strengthen their programs; and
osuppliers failing to respond to multiple past conflict minerals information requests, prioritize understanding of and compliance with our due diligence program requirements;
•conduct analysis and verification of origin information provided by our suppliers;
•continue to support RMI and its membership initiatives;
•continue to audit, through either desktop or in-person visits depending on travel availability and health and safety risks, and to train the supplier base and encourage them to follow the OECD Guidance;
•engage suppliers who did not respond to our survey inquiries and take action if necessary; and
•work with suppliers identified as sourcing from high risk SORs, encourage them to source from conformant SORs.

Products Description
The Company’s products covered by this Report that are considered to contain necessary conflict minerals include the following:
Oilfield Services and Equipment
The OFSE segment designs and manufactures products and provides related services and integrated solutions for onshore and offshore oilfield operations across the life cycle of an asset, ranging from exploration, appraisal, and development to production, rejuvenation, and decommissioning. Beyond its conventional oilfield focus, OFSE is also expanding its capabilities and technology portfolio to focus on new energy areas, such as geothermal and CCUS; expanding digital services and remote operations; and addressing key energy market themes.
•Well Construction: focuses on drilling and includes drilling services (directional drilling, coiled-tubing drilling, logging-while-drilling, surface logging, and coring), drill bits (polycrystalline, roller cone, hybrid, and in-bit sensing), and drilling & completions fluids (emulsion-based fluids, water-based fluids, specialty fluids, drill-in fluids, waste management, and completion fluids).
•Completions, Interventions, and Measurements: encompasses completions (wellbore construction, upper and lower completions, intelligent production systems, smart services, and wellbore intervention), pressure pumping (cementing, production enhancement, and coiled tubing and tubular running services), and wireline services (formation testing and evaluation services, well integrity, production, and intervention services, and surface conveyance and automation).
•Production Solutions: includes artificial lift systems (electrical submersible pumping systems, surface pumping systems, rigless deployment systems, sensors and gauges, and cables) and oilfield & industrial chemicals (upstream, midstream, and downstream chemicals and Aquaness wholesale chemicals).
•Subsea & Surface Pressure Systems: spans subsea projects and services (subsea trees, controls, manifolds, wellheads, premium casing connectors, installation and commissioning, repairs, and maintenance, well intervention, life-of-field solutions, and plug and abandonment), flexible pipe systems (subsea risers, subsea flowlines and jumpers, onshore reinforced thermoplastic pipe, and rehabilitation), and surface pressure control systems (surface trees and wellheads).
Industrial & Energy Technology
The IET segment combines a broad array of domain expertise, technologies, software, and services for energy and industrial customers across a broad array of applications including on- and offshore, LNG, pipeline and gas storage, distributed gas, refining, petrochemical, hydrogen, geothermal, CCUS, and power inclusive of integration with renewable energy sources. It also provides cutting edge technology for consumers of energy and organizations who are reliant on infrastructure integrity across a broad variety of verticals including pulp & paper, food & beverage, industrial heating, automotive, marine and aerospace.
•Gas Technology Equipment and Services: drivers (aero-derivative gas turbines, heavy-duty gas turbines, small- to medium-sized industrial gas turbines, steam turbines, hot gas and turboexpanders, and electric motors), driven equipment (synchronous condensers, generators, reciprocating, centrifugal, and integrated compressors, and centrifugal pumps), turnkey solutions (power generation and gas compression modules, waste heat/energy/pressure recovery, energy storage, modularized small and large liquefaction plants, CO compression, and storage/use solutions), aftermarket services including the design, maintenance and upgrading of rotating equipment (genuine spare parts, system upgrades, conversion solutions, digital advanced services, and turnkey solutions to refurbish and improve the output from a single machine up to an entire plant), remote monitoring & diagnostics (analytics to connect assets and provide data, safety and security to improve operations reliably and efficiently).
•Industrial Products and Solutions: non-destructive testing technology, software, and services (industrial radiography, ultrasonic sensors, testing machines and gauges, non-destructive testing film, and remote visual inspection), process and pipeline services (pre-commissioning and maintenance services as well as inline inspection solutions), flow control & safety solutions (valves, regulators, control systems, rupture discs, actuators, and positioners ensuring pressure control, flow regulation and emergency protection for process industries), power transmission (high-reliability mechanical and electromechanical gear transmission systems for energy and industrial applications) hardware, software, and edge devices and services solutions (precision sensors and instrumentation device technology, software solutions to optimize assets, processes and energy use, sensing and protection hardware to provide rack-based vibrating monitoring equipment and sensors.
•Climate Technology Solutions: carbon capture, utilization, and storage, hydrogen, clean power, geothermal and emissions abatement capabilities.
Schedule 1
Smelters or Refiners with Identified Mineral Sources
The information in this Schedule is solely an aggregation of data provided by verified SORs identified by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products. Additionally, since this aggregation depends on self-identification by SORs, the following lists are not a confirmation or verification of every country of origin.

Smelter ID	Smelter Name	Metal	Smelter Facility Location	Source from a Covered Country?
CID000004	A.L.M.T. Corp.	Tungsten	Japan	Yes
CID000015	Advanced Chemical Company	Gold	United States of America	No
CID000019	Aida Chemical Industries Co., Ltd.	Gold	Japan	No
CID000035	Agosi AG	Gold	Germany	No
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Uzbekistan	Yes
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	Brazil	Yes
CID000077	Argor-Heraeus S.A.	Gold	Switzerland	No
CID000082	Asahi Pretec Corp.	Gold	Japan	No
CID000090	Asaka Riken Co., Ltd.	Gold	Japan	Yes
CID000105	Kennametal Huntsville	Tungsten	United States of America	No
CID000113	Aurubis AG	Gold	Germany	No
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Philippines	No
CID000157	Boliden Ronnskar	Gold	Sweden	No
CID000176	C. Hafner GmbH + Co. KG	Gold	Germany	No
CID000180	Caridad	Gold	Mexico	No
CID000185	CCR Refinery - Glencore Canada Corporation	Gold	Canada	Yes
CID000189	Cendres + Metaux S.A.	Gold	Switzerland	No
CID000197	Yunnan Copper Industry Co., Ltd.	Gold	China	Yes
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	China	No
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	China	No
CID000233	Chimet S.p.A.	Gold	Italy	No

CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	China	Yes
CID000264	Chugai Mining	Gold	Japan	No
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	China	Yes
CID000292	Alpha Assembly Solutions Inc	Tin	United States of America	No
CID000313	PT Premium Tin Indonesia	Tin	Indonesia	No
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold	China	No
CID000359	DSC (Do Sung Corporation)	Gold	Korea, Republic Of	No
CID000377	Dongguan Best Alloys Co., Ltd.	Tin	China	Unknown
CID000401	Dowa	Gold	Japan	No
CID000402	Dowa	Tin	Japan	No
CID000425	Eco-System Recycling Co., Ltd. East Plant	Gold	Japan	No
CID000438	EM Vinto	Tin	Bolivia, Plurinational State of	No
CID000448	Estanho de Rondonia S.A.	Tin	Brazil	No
CID000460	F&X Electro-Materials Ltd.	Tantalum	China	Yes
CID000468	Fenix Metals	Tin	Poland	No
CID000493	JSC Novosibirsk Refinery	Gold	Russian Federation	No
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	China	No
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	China	Yes
CID000568	Global Tungsten & Powders LLC	Tungsten	United States of America	Yes
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	China	Yes
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	China	No
CID000689	LT Metal Ltd.	Gold	Korea, Republic of	No
CID000694	Heimerle + Meule GmbH	Gold	Germany	Yes
CID000707	Heraeus Metals Hong Kong Ltd.	Gold	China	No
CID000711	Heraeus Germany GmbH Co. KG	Gold	Germany	No
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold	China	No
CID000769	Hunan Jintai New Material Co., Ltd.	Tungsten	China	No
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	China	Yes
CID000778	HwaSeong CJ CO., LTD.	Gold	Korea, Republic of	No
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	China	No
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold	Japan	No
CID000814	Istanbul Gold Refinery	Gold	Turkey	Yes
CID000823	Japan Mint	Gold	Japan	No

CID000825	Japan New Metals Co., Ltd.	Tungsten	Japan	No
CID000855	Jiangxi Copper Co., Ltd.	Gold	China	Yes
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	China	Yes
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum	China	Yes
CID000920	Asahi Refining USA Inc.	Gold	United States of America	Yes
CID000924	Asahi Refining Canada Ltd.	Gold	Canada	No
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Russian Federation	No
CID000929	JSC Uralelectromed	Gold	Russian Federation	No
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	Japan	No
CID000942	Gejiu Kai Meng Industry and Trade LLC	Tin	China	No
CID000956	Kazakhmys Smelting LLC	Gold	Kazakhstan	No
CID000957	Kazzinc	Gold	Kazakhstan	No
CID000966	Kennametal Fallon	Tungsten	United States of America	Yes
CID000969	Kennecott Utah Copper LLC	Gold	United States of America	No
CID000981	Kojima Chemicals Co., Ltd.	Gold	Japan	No
CID001029	Kyrgyzaltyn JSC	Gold	Kyrgyzstan	No
CID001056	Lingbao Gold Co., Ltd.	Gold	China	No
CID001070	China Tin Group Co., Ltd.	Tin	China	No
CID001076	AMG Brasil	Tantalum	Brazil	Yes
CID001078	LS MnM Inc.	Gold	Korea, Republic of	No
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	China	No
CID001113	Materion	Gold	United States of America	No
CID001119	Matsuda Sangyo Co., Ltd.	Gold	Japan	No
CID001142	Metallic Resources, Inc.	Tin	United States of America	No
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold	China	No
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	China	Yes
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	Singapore	No
CID001153	Metalor Technologies S.A.	Gold	Switzerland	Yes
CID001157	Metalor USA Refining Corporation	Gold	United States of America	No
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	Mexico	No
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	India	No
CID001173	Mineracao Taboca S.A.	Tin	Brazil	No
CID001175	Mineracao Taboca S.A.	Tantalum	Brazil	No
CID001182	Minsur	Tin	Peru	No

CID001188	Mitsubishi Materials Corporation	Gold	Japan	Yes
CID001191	Mitsubishi Materials Corporation	Tin	Japan	No
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum	Japan	Yes
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold	Japan	No
CID001200	NPM Silmet AS	Tantalum	Estonia	Yes
CID001204	Moscow Special Alloys Processing Plant	Gold	Russian Federation	No
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	Turkey	No
CID001231	Jiangxi New Nanshan Technology Ltd.	Tin	China	No
CID001236	Navoi Mining and Metallurgical Combinat	Gold	Uzbekistan	No
CID001259	Nihon Material Co., Ltd.	Gold	Japan	Yes
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	China	Yes
CID001305	Novosibirsk Tin Combine	Tin	Russian Federation	No
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Thailand	No
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold	Japan	No
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	Russian Federation	Yes
CID001337	Operaciones Metalurgicas S.A.	Tin	Bolivia, Plurinational State of	No
CID001352	MKS PAMP SA	Gold	Switzerland	Yes
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold	China	No
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold	Russian Federation	Yes
CID001397	PT Aneka Tambang (Persero) Tbk	Gold	Indonesia	No
CID001453	PT Mitra Stania Prima	Tin	Indonesia	No
CID001458	PT Prima Timah Utama	Tin	Indonesia	No
CID001477	PT Timah Tbk Kundur	Tin	Indonesia	No
CID001482	PT Timah Tbk Mentok	Tin	Indonesia	No
CID001498	PX Precinox S.A.	Gold	Switzerland	No
CID001512	Rand Refinery (Pty) Ltd.	Gold	South Africa	Yes
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	China	No
CID001534	Royal Canadian Mint	Gold	Canada	No
CID001539	Rui Da Hung	Tin	Taiwan, Province of China	No
CID001546	Sabin Metal Corp.	Gold	United States of America	No
CID001555	Samduck Precious Metals	Gold	Korea, Republic of	Yes
CID001562	Samwon Metals Corp.	Gold	Korea, Republic of	No
CID001585	SEMPSA Joyeria Plateria S.A.	Gold	Spain	No

CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	China	No
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	China	No
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold	China	No
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Russian Federation	No
CID001761	Solar Applied Materials Technology Corp.	Gold	Taiwan, Province of China	No
CID001769	Solikamsk Magnesium Works OAO	Tantalum	Russian Federation	Yes
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold	Japan	No
CID001810	Super Dragon Technology Co., Ltd.	Gold	Taiwan, Province of China	No
CID001869	Taki Chemical Co., Ltd.	Tantalum	Japan	Yes
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold	Japan	No
CID001891	Telex Metals	Tantalum	United States of America	Yes
CID001898	Thaisarco	Tin	Thailand	Yes
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	China	No
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	China	No
CID001916	Shandong Gold Smelting Co., Ltd.	Gold	China	Yes
CID001938	Tokuriki Honten Co., Ltd.	Gold	Japan	No
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold	China	No
CID001955	Torecom	Gold	Korea, Republic of	No
CID001969	Ulba Metallurgical Plant JSC	Tantalum	Kazakhstan	Yes
CID001980	Umicore S.A. Business Unit Precious Metals Refining	Gold	Belgium	No
CID001993	United Precious Metal Refining, Inc.	Gold	United States of America	No
CID002003	Valcambi S.A.	Gold	Switzerland	Yes
CID002015	VQB Mineral and Trading Group JSC	Tin	Viet Nam	Yes
CID002030	Western Australian Mint (T/a The Perth Mint)	Gold	Australia	No
CID002036	White Solder Metalurgia e Mineracao Ltda.	Tin	Brazil	Yes
CID002044	Wolfram Bergbau und Hutten AG	Tungsten	Austria	Yes
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	China	Yes
CID002100	Yamakin Co., Ltd.	Gold	Japan	No
CID002129	Yokohama Metal Co., Ltd.	Gold	Japan	Yes
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	China	No
CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	China	No
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	China	No
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	China	No

CID002282	Morris and Watson	Gold	New Zealand	No
CID002290	SAFINA A.S.	Gold	Czechia	No
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	China	No
CID002314	Umicore Precious Metals Thailand	Gold	Thailand	No
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	China	Yes
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	China	No
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	China	Yes
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	China	No
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	China	Yes
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	China	No
CID002468	Magnu's Minerais Metais e Ligas Ltda.	Tin	Brazil	Yes
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	China	No
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	China	No
CID002500	Melt Metais e Ligas S.A.	Tin	Brazil	No
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	Viet Nam	Yes
CID002503	PT ATD Makmur Mandiri Jaya	Tin	Indonesia	No
CID002504	D Block Metals, LLC	Tantalum	United States of America	Yes
CID002505	FIR Metals & Resource Ltd.	Tantalum	China	No
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	China	Yes
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	China	No
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	India	Yes
CID002511	KGHM Polska Miedz Spolka Akcyjna	Gold	Poland	No
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	China	No
CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	China	No
CID002515	Fidelity Printers and Refiners Ltd.	Gold	Zimbabwe	Yes
CID002516	Singway Technology Co., Ltd.	Gold	Taiwan, Province of China	No
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	Philippines	No
CID002525	Shandong Humon Smelting Co., Ltd.	Gold	China	No
CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold	China	No
CID002539	KEMET de Mexico	Tantalum	Mexico	Yes
CID002541	H.C. Starck Tungsten GmbH	Tungsten	Germany	Yes
CID002542	TANIOBIS Smelting GmbH & Co. KG	Tungsten	Germany	Yes
CID002543	Masan High-Tech Materials	Tungsten	Viet Nam	No
CID002544	TANIOBIS Co., Ltd.	Tantalum	Thailand	Yes
CID002545	TANIOBIS GmbH	Tantalum	Germany	Yes

CID002548	Materion Newton Inc.	Tantalum	United States of America	Yes
CID002549	TANIOBIS Japan Co., Ltd.	Tantalum	Japan	Yes
CID002550	TANIOBIS Smelting GmbH & Co. KG	Tantalum	Germany	Yes
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	China	Yes
CID002557	Global Advanced Metals Boyertown	Tantalum	United States Of America	Yes
CID002558	Global Advanced Metals Aizu	Tantalum	Japan	Yes
CID002560	Al Etihad Gold Refinery DMCC	Gold	United Arab Emirates	No
CID002561	Emirates Gold DMCC	Gold	United Arab Emirates	Yes
CID002562	International Precious Metal Refiners	Gold	United Arab Emirates	No
CID002570	CV Ayi Jaya	Tin	Indonesia	No
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Viet Nam	No
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Viet Nam	Yes
CID002580	T.C.A S.p.A	Gold	Italy	No
CID002582	REMONDIS PMR B.V.	Gold	Netherlands	No
CID002584	Fujairah Gold FZC	Gold	United Arab Emirates	No
CID002588	Shirpur Gold Refinery Ltd.	Gold	India	No
CID002589	Niagara Refining LLC	Tungsten	United States of America	No
CID002593	PT Rajehan Ariq	Tin	Indonesia	No
CID002605	Korea Zinc Co., Ltd.	Gold	Korea, Republic of	No
CID002606	Marsam Metals	Gold	Brazil	No
CID002615	TOO Tau-Ken-Altyn	Gold	Kazakhstan	No
CID002641	China Molybdenum Tungsten Co., Ltd.	Tungsten	China	No
CID002649	Hydrometallurg, JSC	Tungsten	Russian Federation	Yes
CID002696	PT Cipta Persada Mulia	Tin	Indonesia	No
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin	Viet Nam	No
CID002706	Resind Industria e Comercio Ltda.	Tin	Brazil	Yes
CID002707	Resind Industria e Comercio Ltda.	Tantalum	Brazil	No
CID002708	Abington Reldan Metals, LLC	Gold	United States of America	No
CID002724	Unecha Refractory metals plant	Tungsten	Russian Federation	No
CID002750	Shenzhen CuiLu Gold Co., Ltd.	Gold	China	Unknown
CID002756	Super Ligas	Tin	Brazil	Yes
CID002760	Albino Mountinho Lda.	Gold	Portugal	Unknown

CID002761	SAAMP	Gold	France	No
CID002762	L'Orfebre S.A.	Gold	Andorra	Yes
CID002763	8853 S.p.A.	Gold	Italy	No
CID002765	Italpreziosi	Gold	Italy	No
CID002773	Aurubis Beerse	Tin	Belgium	Yes
CID002774	Aurubis Berango	Tin	Spain	No
CID002776	PT Bangka Prima Tin	Tin	Indonesia	No
CID002778	WIELAND Edelmetalle GmbH	Gold	Germany	No
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Austria	No
CID002842	Jiangxi Tuohong New Raw Material	Tantalum	China	No
CID002845	Moliren Ltd.	Tungsten	Russian Federation	No
CID002850	AU Traders and Refiners	Gold	South Africa	Yes
CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	Gold	India	No
CID002857	Modeltech Sdn Bhd	Gold	Malaysia	No
CID002858	Modeltech Sdn Bhd	Tin	Malaysia	No
CID002863	Bangalore Refinery	Gold	India	No
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Gold	Russian Federation	No
CID002867	Degussa Sonne / Mond Goldhandel GmbH	Gold	Germany	No
CID002872	Pease & Curren	Gold	United States of America	No
CID002893	JALAN & Company	Gold	India	No
CID002918	SungEel HiMetal Co., Ltd.	Gold	Korea, Republic of	No
CID002919	Planta Recuperadora de Metales SpA	Gold	Chile	No
CID002920	ABC Refinery Pty Ltd.	Gold	Australia	Unknown
CID002973	Safimet S.p.A	Gold	Italy	Yes
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	China	No
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold	Lithuania	Yes
CID003185	African Gold Refinery	Gold	Uganda	Yes
CID003186	Gold Coast Refinery	Gold	Ghana	No
CID003189	NH Recytech Company	Gold	Korea, Republic of	No
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	China	No
CID003324	QG Refining, LLC	Gold	United States of America	Yes
CID003325	Tin Technology & Refining	Tin	United States of America	No
CID003348	Dijllah Gold Refinery FZC	Gold	United Arab Emirates	No
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	China	No

CID003379	Ma'anshan Weitai Tin Co., Ltd.	Tin	China	No
CID003380	PT Masbro Alam Stania	Tin	Indonesia	Unknown
CID003382	CGR Metalloys Pvt Ltd.	Gold	India	No
CID003383	Sovereign Metals	Gold	India	Yes
CID003387	Luna Smelter, Ltd.	Tin	Rwanda	Yes
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	China	No
CID003407	Lianyou Metals Co., Ltd.	Tungsten	Taiwan, Province of China	No
CID003408	JSC "Kirovgrad Hard Alloys Plant"	Tungsten	Russian Federation	No
CID003409	Precious Minerals and Smelting Limited	Tin	India	No
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	China	No
CID003416	NPP Tyazhmetprom LLC	Tungsten	Russian Federation	No
CID003417	Hubei Green Tungsten Co., Ltd.	Tungsten	China	No
CID003424	Eco-System Recycling Co., Ltd. North Plant	Gold	Japan	No
CID003425	Eco-System Recycling Co., Ltd. West Plant	Gold	Japan	No
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	Brazil	Yes
CID003449	PT Mitra Sukses Globalindo	Tin	Indonesia	No
CID003461	Augmont Enterprises Private Limited	Gold	India	No
CID003463	Kundan Care Products Ltd.	Gold	India	No
CID003468	Cronimet Brasil Ltda	Tungsten	Brazil	No
CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	Brazil	No
CID003487	Emerald Jewel Industry India Limited (Unit 1)	Gold	India	Unknown
CID003488	Emerald Jewel Industry India Limited (Unit 2)	Gold	India	Unknown
CID003489	Emerald Jewel Industry India Limited (Unit 3)	Gold	India	Unknown
CID003490	Emerald Jewel Industry India Limited (Unit 4)	Gold	India	Unknown
CID003497	K.A. Rasmussen	Gold	Norway	Yes
CID003500	Alexy Metals	Gold	United States of America	No
CID003524	CRM Synergies	Tin	Spain	No
CID003548	MD Overseas	Gold	India	No
CID003557	Metallix Refining Inc.	Gold	United States of America	Unknown
CID003575	Metal Concentrators SA (Pty) Ltd.	Gold	South Africa	No
CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Tin	Brazil	No
CID003609	Fujian Xinlu Tungsten Co., Ltd.	Tungsten	China	Unknown
CID003612	OOO “Technolom” 2	Tungsten	Russian Federation	Unknown
CID003614	OOO “Technolom” 1	Tungsten	Russian Federation	Unknown

CID003615	WEEEREFINING	Gold	France	Unknown
CID003641	Gold by Gold Colombia	Gold	Colombia	Unknown
CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten	China	Unknown
CID003663	Dongwu Gold Group	Gold	China	Unknown
CID003666	Sam Precious Metals	Gold	United Arab Emirates	Unknown
CID003690	NOBLE METAL SERVICES	Gold	United States of America	Unknown
CID003868	PT Putera Sarana Shakti (PT PSS)	Tin	Indonesia	Unknown
CID003926	5D Production OU	Tantalum	Estonia	Unknown
CID003993	Tungsten Vietnam Joint Stock Company	Tungsten	Viet Nam	Unknown
CID004010	Coimpa Industrial LTDA	Gold	Brazil	Unknown
CID004034	Nam Viet Cromit Joint Stock Company	Tungsten	Viet Nam	Unknown
CID004054	PowerX Ltd.	Tantalum	Rwanda	Unknown
CID004065	Mining Minerals Resources SARL	Tin	Congo, Democratic Republic of The	Yes
CID004397	Lianyou Resources Co., Ltd.	Tungsten	Taiwan, Province of China	Unknown
CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	Japan	No
CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	China	Unknown
CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	Tin	Malaysia	Unknown
CID004435	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold	China	Unknown
CID004438	Philippine Carreytech Metal Corp.	Tungsten	Philippines	Unknown
CID004491	TITAN COMPANY LIMITED, JEWELLERY DIVISION	Gold	India	Unknown
CID004506	GG Refinery Ltd.	Gold	Tanzania, United Republic of	Unknown
CID004619	KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	Viet Nam	Unknown
CID004692	RIKAYAA GREENTECH PRIVATE LIMITED	Tin	India	Unknown
CID004697	Attero Recycling Pvt Ltd	Gold	India	Unknown
CID004714	Impala Platinum - Platinum Metals Refinery (PMR)	Gold	South Africa	Unknown
CID004724	Woodcross Smelting Company Limited	Tin	Uganda	Unknown
CID004754	Global Advanced Metals Greenbushes Pty Ltd.	Tin	Australia	Unknown
CID004755	Elite Industech Co., Ltd.	Gold	Taiwan, Province of China	Unknown
CID004796	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Tin	China	Unknown
CID004797	Philippine Bonway Manufacturing Industrial Corporation	Tungsten	Philippines	Unknown

CID004813	Jiangxi Sanshi Nonferrous Metals Co., Ltd	Tantalum	China	Unknown
CID005006	Gasabo Gold Refinery Ltd	Gold	Rwanda	Unknown
CID005014	Minera Titán del Perú SRL (MTP) - Belen Plant	Gold	Peru	Unknown
CID005189	P Kay Metal, Inc	Tin	United States of America	Unknown
CID001399	PT Artha Cipta Langgeng	Tin	Indonesia	No
CID000309	PT Aries Kencana Sejahtera	Tin	Indonesia	No
CID005012	Jing Yuan Tungsten Technology Co., Ltd.	Tungsten	Taiwan, Province of China	Unknown
CID005068	S.P.T. spol.s r.o.	Tungsten	Czechia	Unknown
CID005248	Tungamoy Metals Inc.	Tungsten	Korea, Republic Of	Unknown
CID002660	Uzbek Refractory and Heat-Resistant Metals	Tungsten	Uzbekistan	Unknown
CID003504	Conecsus LLC	Tin	United States of America	Unknown
CID004704	SOLEIL METALS (Chala One Plant)	Gold	Peru	Unknown
CID004705	SOLEIL METALS (YAKARI Plant)	Gold	Peru	Unknown
CID004685	PT Mitra Graha Raya	Tin	Indonesia	Unknown
CID003350	Atlantic Copper	Gold	Spain	Unknown
CID005373	Geo Enterprise	Tungsten	Georgia	Unknown
CID005396	Naoshima Smelter & Refinery	Gold	Japan	Unknown
CID005522	ARGET SAC	Gold	Peru	Unknown
CID005589	Boliden Harjavalta Oy	Gold	Finland	Unknown
CID005614	Glencore Nikkelverk AS	Gold	Norway	Unknown
CID005401	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Gold	Poland	Unknown
CID005476	Aurubis AG, Hamburg	Gold	Germany	Unknown